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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To USA Waste Services, Inc.:

     We consent to the inclusion in this registration statement on Form S-4 of our report dated March 10, 1995, on our audits of the consolidated financial statements of USA Waste Services, Inc. In addition, we consent to the incorporation by reference of our report dated March 10, 1995 on USA Waste Services, Inc. included in the registration statement on Form S-4 into the USA Waste Services, Inc.'s previously filed registration statements on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226 and 33-85018) and registration statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84990 and 33-84988). We
also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 11, 1995